UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 15, 2012

PANA-MINERALES S.A.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53700	98-0515701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4591 West 8 Pl., Hialeah, FL	33012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 859-3585

First Floor Commercial Area, Calle 53
Marbella, Panama City
Panama

 (Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 15, 2012, Pana-Minerales S.A. (the “Cormpany”) entered into an acquisition agreement with Cortronix Technologies Inc. (“Cortronix”).  The sole officer and director of Cortronix, Yoel Palomino is also the sole officer and director of Pana-Minerales S.A. and is the developer of the technology held by Cortronix and is the President, Secretary and Treasurer and sole director of Cortronix.    Cortronix was incorporated solely for the purpose of this acquisition and does not currently have any operations.  The assets of Cortronix is CorlinkTM  an advanced telemetric system used to transmit, analyze, report and store all types and variations of physiological studies. Under the terms of the acquisition agreement Cortronix will become a wholly owned subsidiary of the Company and will be the operational company which will continue with the commercialization of the technology it holds.

Under the terms of the agreement, the Company will acquire all of the issued and outstanding shares of Cortronix in exchange for the issuance of 175,000,000 restricted shares of the Company.  The shares are to be issued 122,500,000 to Yoel Palomino and 52,500 to Cortronix’
Chief Technology Officer, Jorge Saer.

Further, the Company is required to divest itself of its current mineral property options upon the acquisition of Cortronix.

The Company intends to file a Super 8K on closing which is expected to occur on or before August 31, 2012.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
2.1	Acquisition Agreement between the Company and Cortronix dated August 15, 2012	Filed herewith
2.2	Assignment Agreement between Yoel Palomino and Cortronix dated August 10, 2012	Filed herewith

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SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANA-MINERALES S.A.

Date: August 20, 2012	By:	s/ Yoel Palomino
	Name:	Yoel Palomino
	Title:	Chi Chief Executive Officer, President, Secretary, Treasurer and Director S

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